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Exhibit 99.1

        UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended September 30, 2004 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Income:  $3,861
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date:    October 25, 2004

/s/ SCOTT MACDONALD Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT     ☐

*
Refer to Schedule VI for a listing of Debtors by Case Number

**
All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share amounts)

September 30, 2004
ASSETS:
Current Assets:
Cash and cash equivalents	$236,890
Restricted cash	5,007
Subscriber receivables—net	202,401
Other current assets	270,632

Total current assets	714,930

Restricted cash	33,324
Investments	21,189
Intercompany receivables	27,606,403
Related party receivables	1,760,834
Property, plant and equipment—net	6,933,967
Intangible assets—net	15,319,495
Other noncurrent assets—net	208,933

Total assets	$52,599,075

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$97,816
Subscriber advance payments and deposits	117,108
Accrued and other liabilities	211,383

Total current liabilities	426,307

Noncurrent liabilities:
Parent and subsidiary debt, net of current portion	658,236
Accrued and other liabilities	178,751
Deferred income taxes	2,004,762
Intercompany payables	557,542
Related party payables	162,681

Total noncurrent liabilities	3,561,972

Liabilities subject to compromise	46,051,970

Total liabilities	50,040,249

Minority interests	535,962

Stockholders' equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,467,136
Accumulated other comprehensive loss	(6,721)
Accumulated deficit	(4,444,939)
Treasury stock, at cost	(149,401)

4,869,020
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders' equity	2,022,864

Total liabilities and stockholders' equity	$52,599,075

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended September 30, 2004	Twenty-seven Months Ended September 30, 2004
Revenue	$327,172	$8,103,436
Cost and expenses:
Direct operating and programming	205,697	5,212,271
Selling, general and administrative	27,403	556,448
Depreciation and amortization	79,172	2,105,664
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	4,346	149,818

Operating income before reorganization expenses due to bankruptcy	10,554	7,101
Reorganization expenses due to bankruptcy	6,693	195,534

Operating income (loss)	3,861	(188,433)

Other income (expense):
Interest expense	(39,477)	(895,934)
Equity in losses of affiliates—net	(225)	(109,243)
Minority interest in losses of subsidiaries—net	643	24,894
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	106	9,746

	(38,953)	(1,043,446)

Net loss from continuing operations before income taxes	(35,092)	(1,231,879)
Income tax benefit	—	35

Net loss from continuing operations	(35,092)	(1,231,844)
Discontinued operations	—	(46,139)

Net loss applicable to common stockholders	$(35,092)	$(1,277,983)

Net loss per weighted average share outstanding—basic and diluted	$(0.14)	$(5.04)

Weighted average shares outstanding (in thousands)—basic and diluted	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended September 30, 2004	Twenty-seven Months Ended September 30, 2004
Cash flows from operating activities:
Net loss	$(35,092)	$(1,277,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,172	2,105,664
Amortization of bank financing costs	13,667	57,361
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries—net	(643)	(24,894)
Equity in losses of affiliates, net	225	109,243
Gain on sale of assets—net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	6,693	195,534
Non-recurring professional fees, net of amounts paid	1,694	43,238
Change in assets and liabilities:
Subscriber receivables—net	(111)	(1,587)
Other assets—net	(2,076)	(65,280)
Accounts payable	(15,858)	(5,105)
Subscriber advance payments and deposits	3,193	39,276
Accrued interest and other liabilities	(1,274)	233,542
Liabilities subject to compromise	(7,082)	(113,199)
Intercompany receivables and payables—net	(572)	(23,467)

Net cash provided by operating activities before payment of reorganization expenses	41,936	1,458,966
Reorganization expenses paid during the period	(7,149)	(160,721)

Net cash provided by operating activities	34,787	1,298,245

Cash flows from investing activities:
Expenditures for property, plant and equipment	(71,645)	(1,691,088)
Cash paid for acquisitions	(4)	(2,899)
Changes in restricted cash	(428)	(36,388)
Proceeds on asset sales	188	9,906
Investment distributions and contributions—net	(107)	(2,804)
Related party receivables and payables—net	3,740	34,984

Net cash used in investing activities	(68,256)	(1,688,289)

Cash flows from financing activities:
Proceeds from debt	45,000	656,572
Payments of debt	(1,835)	(108,196)
Payment of bank financing costs	—	(63,066)

Net cash provided by financing activities	43,165	485,310

Change in cash and cash equivalents	9,696	95,266
Cash and cash equivalents, beginning of period	227,194	141,624

Cash and cash equivalents, end of period	$236,890	$236,890

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1.     Organization, Business and Proceedings under Chapter 11

        Adelphia Communications Corporation and its subsidiaries ("Adelphia" or the "Company") owns, operates and manages cable television systems and other related businesses. Adelphia's operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia's cable networks. These services are generally provided to residential customers. Cable systems operated by Adelphia are located in 31 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Century-ML Cable Venture ("CMLCV"), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of September 30, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Marys Television, Inc. ("St. Marys"), Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended September 30, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the "Rigas Family" or "Rigas Entities").

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation ("Century") which filed on June 10, 2002) (all filing entities, including Century, herein known as the "Debtors" or "Filing Entities"), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 18), filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee"). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the "Equity Committee" and collectively with the Creditors' Committee, the "Committees"). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company's long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereof (the "Solicitation Period"), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and Solicitation Period to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. On February 17, 2004, the Rigas Family filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. Other objections have been filed to the Debtors' extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive Period and Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned, due to the exploration of the sales process discussed below, to a date to be determined by the Bankruptcy Court. Until such hearing, the Exclusive Period and the Solicitation Period are continuing.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Plan") and related draft disclosure statement with the Bankruptcy Court. In addition, on February 25, 2004, the Company announced that it executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, four financial institutions committed to provide to the Debtors up to $8.8 billion in exit financing, which amounts will be used by the Debtors to make the cash payments contemplated by the Debtors' proposed plan of reorganization and to pay transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the bankruptcy cases of the Debtors, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of their equity or assets.

        The proposed exit financing facilities are comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 unsecured bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Debtors' proposed plan of reorganization or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, the Company has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by Adelphia's board of directors providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the exit financing facilities is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. No assurance can be given that such conditions will be satisfied.

        On June 30, 2004, and after the Debtors and the exit lenders agreed on certain modifications to the terms of the exit financing commitment, the Bankruptcy Court entered a final order approving the exit financing commitment. Following the Bankruptcy Court's definitive approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the exit financing facilities are utilized. Certain other fees will only become payable if the exit financing facilities are funded.

        The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information", (2) solicit the approval of the Plan from the holders of claims against and equity interests in each class that are impaired and not deemed to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to force the non-accepting class or classes to accept the Plan. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may determine not to confirm it. The Debtors believe that there is substantial opposition from many of the Debtors' constituents to the terms of the Plan as filed on February 25, 2004. The Debtors are in the process of amending the Plan to address certain of the issues raised by

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

certain constituents. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

        On April 22, 2004, the Debtors announced that they will explore a possible sale of the Company as one alternative to a plan for an independent company upon emergence from bankruptcy. The Debtors intend to determine whether the benefits, costs and risks of a sale will produce greater value for the Debtors' constituencies than the benefits, costs and risks associated with the proposed Plan. While the Debtors will explore a possible sale, the Debtors also intend to continue to pursue a plan for an independent company upon emergence from bankruptcy. The Debtors intend to pursue the course of action that is in the best interests of the Debtors' constituents. The Bankruptcy Court approved the Company's engagement of UBS Investment Bank and Allen & Company LLC as financial advisors on September 14, 2004 and Sullivan & Cromwell LLP on July 21, 2004, as legal advisors in connection with a possible sale of the Company. On September 21, 2004, the Company announced that it has formally launched the sales process. As part of that process, the Company will allow interested parties to bid on any or all of seven strategic clusters of cable systems. On October 22, 2004, the Bankruptcy Court approved the bidding procedures and related bidding protections in connection with the potential sale of substantially all the assets of or the equity in the Company.

        In order to motivate existing employees and stave off attrition that likely would result from a dual path emergence strategy, the Debtors adopted certain key employee compensation and retention programs, which were approved by the Bankruptcy Court on September 21, 2004 (the "KERP Programs"). The KERP Programs include (1) an amended performance retention plan; (2) an amended severance plan; (3) amended forms of employment agreements for senior managers; and (4) a key employee continuity program. The key employee continuity program consists of the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan"). The Stay Plan provides for the payment of cash bonuses to certain eligible employees of the Debtors if such employees continue their employment with the Debtors or their successors for a period of at least nine months from the date the award is granted. The Sale Plan provides for the payment of cash bonuses to certain eligible employees of the Debtors if such employees continue their employment with the Debtors or their successors until, and for the six month period following, a "change in control" (as defined in the Sale Plan).

Bankruptcy Costs and Fees

        In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees (in addition to any costs or fees associated with the proposed exit financing facilities). Certain of these costs and fees will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $27,000 to $31,500. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements.

Basis of Presentation

        Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles in the United States of America ("GAAP"). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of September 30, 2004, or the results of its operations or its cash flows for the one and twenty-seven month periods ended September 30, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion.

        As a result of the Company's recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company's debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and Citigroup Global Markets Inc., as Co-Lead Arrangers (the "DIP Lenders"), for a Debtor-in-Possession Credit Facility (the "DIP Facility"). On May 6, 2004, the Bankruptcy Court entered an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the "Extended DIP Facility") and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. On May 10, 2004, the Company closed on the Extended DIP Facility, which replaced and superceded the DIP Facility. Certain terms of the Extended DIP Facility are more fully described in Note 2 below. The Company believes that cash flows from operations, along with the financing provided through the Extended DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company's ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the Extended DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due.

        In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company's business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company's ability to continue as a going concern.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company's intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company's financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

adjustment to the financial statements may be required and this adjustment may be material to the financial statements. Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

        The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

        All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP ("PwC"), the Company's independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Discontinued Operations

        As more fully described in Note 17, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide competitive local exchange carrier ("CLEC") telecommunication services. Accordingly, the Company presented such CLEC assets as discontinued operations in April 2004.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Reclassification

        Certain amounts for the twenty-seven months ended September 30, 2004 have been reclassified to conform with the September 30, 2004 monthly presentation.

        In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the Company has reclassified "Cumulative redeemable exchangeable preferred stock" as a liability in the accompanying unaudited consolidated balance sheet.

Dismissal of Former Independent Public Accountants/New Management

        As disclosed in its Current Report on Form 8-K filed on June 14, 2002, as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP ("Deloitte"), its former independent public accountants. As a result of actions taken by management of the Company during the time that members of the Rigas Family held all of the senior management positions ("Rigas Management"), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor's report thereon. In addition, the Company has not filed with the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Securities and Exchange Commission ("SEC") its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, March 31, 2004, September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company's independent accountants, Deloitte had not completed its audit or issued its independent auditors' report with respect to the Company's financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia's current management is actively engaged in preparing restated financial statements for 2000 and 1999 and preparing financial statements for 2003, 2002 and 2001. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001 and re-audits for the years ended December 31, 2000 and 1999. See Note 3 to these unaudited consolidated financial statements for further information.

        On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other matters, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte's conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte's preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company's complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte's counterclaims. Discovery in the action has commenced.

        Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. On March 7, 2003 the Bankruptcy Court entered an order approving the employment of Messrs. Schleyer and Cooper. Mr. Schleyer's employment agreement provides that he will be permitted to use the Company's aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft. In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2.     Debt and Other Obligations

        Due to the commencement of the Chapter 11 filings and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of September 30, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

Extended DIP Facility

        In connection with the Chapter 11 filings, the Company entered into the $1,500,000 DIP Facility. On May 6, 2004, the Bankruptcy Court entered an order approving the $1,000,000 Extended DIP Facility and on May 10, 2004, the Company closed on the Extended DIP Facility. The Extended DIP Facility superceded and replaced in its entirety the DIP Facility. The Extended DIP Facility matures on the earlier of March 31, 2005 or upon the occurrence of certain other events, including, with respect to each designated subsidiary borrowing group, the effective date of a reorganization plan of the loan parties in such designated subsidiary borrowing group that is confirmed pursuant to an order of the Bankruptcy Court. Upon the closing of the Extended DIP Facility, the Company borrowed an aggregate of approximately $390,750 thereunder and used all such proceeds to repay all of the then outstanding

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

principal, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from borrowings under the Extended DIP Facility can be used for general corporate purposes and investments, as defined in the Extended DIP Facility. The Extended DIP Facility is secured with a first priority lien on all of Adelphia's unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt, and a junior lien on all other assets subject to valid pre-existing liens. The Extended DIP Facility consists of an $800,000 revolving credit facility (the "Tranche A Loan") and a $200,000 loan (the "Tranche B Loan"). Loans under the Extended DIP Facility bear interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 1.5% or the Adjusted LIBOR Rate, as defined in the Extended DIP Facility, plus 2.5%.

        The Extended DIP Facility contains certain restrictive covenants, which include limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments to Adelphia or to other loan parties who do not belong to the same designated subsidiary borrowing group. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

        On June 29, 2004 and July 30, 2004, certain loan parties made mandatory prepayments of principal on the Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire Extended DIP Facility was reduced to $996,425, with the total commitment of the Tranche A Loan being reduced to $796,822 and the total commitment of the Tranche B Loan being reduced to $199,603. As of September 30, 2004, $406,572 under the Tranche A Loan has been drawn and letters of credit totaling $116,387 have been issued under the Tranche A Loan, leaving availability of $273,863 under the Tranche A Loan. Furthermore, as of September 30, 2004, $199,603 under the Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the Extended DIP Facility do not represent a complete summary of all of the material terms and conditions of the Extended DIP Facility and is qualified in its entirety by reference to the Extended DIP Facility and Amendment No. 1 and Amendment No. 2 thereto, copies of which are attached as exhibits to the Company's Current Reports on Form 8-K filed with the SEC on May 12, 2004, July 27, 2004 and September 27, 2004, respectively.

Co-Borrowing Credit Facilities

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company's financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. As a result, the entire amount of indebtedness for which the Company's affiliates could be liable under the co-borrowing credit facilities was not reflected as indebtedness on the Company's historical financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        As discussed in Note 1, at this time, PwC has not completed its audits of the Company's financial statements as of and for the years ended December 31, 2003, 2002 and 2001 and the Company is engaged in preparing restated financial statements as of and for the years ended December 31, 2000 and 1999. As disclosed in its Current Reports on Form 8-K filed on May 24 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company's indebtedness to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable. Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders' equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company's financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders' equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

        On July 6, 2003, the Creditors' Committee filed an adversary proceeding against the Debtors' Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the "Defendants") on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as a fraudulent transfer the Debtors' obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants' claims in the Debtors' bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors' Committee's Motion for Leave to Prosecute Claims and Causes of Action Against the Defendants, (b) the Equity Committee's Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents' Responses in Opposition to the Motion of the Creditors' Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors' Committee's Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors' Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors' Committee's motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors' Committee filed its memorandum of law in opposition to objections to standing and motions to dismiss. On or about June 4, 2004, the Pre-Petition Agents filed oppositions to the Equity Committee's Motion to Intervene. A hearing has been scheduled for December 13, 2004, to hear issues, among others, the Motions to Dismiss.

        In late March and early April 2004, each of the Debtors' Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights pursuant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Parent and Subsidiary Debt

        The following information is an update of certain disclosures relating to the book value of the Company's debt, as reflected on its books and records, included in Note 4 to Adelphia's consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders' of such indebtedness in the Company's bankruptcy proceeding.

August 31, 2004
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6% Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
Extended DIP Facility	606,176
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	174,511

Total subsidiary debt	$7,162,793

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	14,079,837
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,925,993

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        In connection with the Company's ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

        Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $14,079,837 consists of liabilities subject to compromise of $13,421,601, bank financing under the Extended DIP Facility of $606,176 and capital leases of $52,060.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	5.20%

        On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation ("ACC") and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the "X-Clause Litigation") against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC's senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. By order dated April 13, 2004, the Bankruptcy Court dismissed the X-Clause Litigation, without prejudice, because the issue presented was not ripe for decision.

Interest Expense

        Interest expense totaled $39,477 and $895,934 for the one and twenty-seven month periods ended September 30, 2004, respectively, of which $13,635 and $354,318 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-seven month periods ended September 30, 2004 is $101,100 and $2,564,118, respectively.

Other

        In July 2003 and again in January 2004, the Rigas Family sought approval from the Bankruptcy Court to use cash from the Rigas Entities to fund the Rigas Family members' civil and criminal defense costs. In an order dated August 7, 2003, the Bankruptcy Court granted the Rigas Family members' request to the extent of $15,000. In a decision rendered from the bench on February 18, 2004 and entered as an order on March 9, 2004, the Bankruptcy Court amended that order to allow an additional $12,800 to be spent on criminal defense costs and denied the Rigas Family members' request for additional funding for civil defense cost. The Debtors and Creditors' Committee appealed the February 18, 2004 ruling and moved for a stay pending the appeal of the Bankruptcy's Court's March 9, 2004 order. A hearing on the motion for a stay pending appeal was held on March 17, 2004 in the District Court. On March 22, 2004 the District Court denied Adelphia's motion for a stay pending appeal of the Bankruptcy Court's March 9, 2004 order. On September 14, 2004, the Rigas Family members again moved to amend the August 7, 2003 and March 9, 2004 orders, seeking approximately $11,000 of additional cash from the Rigas Entities to fund civil and criminal defense costs. While that motion was pending, the United States District Court issued a decision on September 27, 2004, reversing the Bankruptcy Court's March 9, 2004 Order and remanding the matter back to the Bankruptcy Court for further consideration. A hearing on the Rigas Family members latest motion is currently scheduled for November 8, 2004. As of September 30, 2004, the Rigas Entities had advanced $27,800 to the Rigas Family for defense costs.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3.     Correction in Accounting Policies and Practices / Provision for Accounting Changes

        Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment ("PP&E") relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, "Capitalized Costs") used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, "Capitalized Installation and Construction Activities"). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

        The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company's results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company's historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material. PwC has not completed its audit of the Company's books for any period and their audit could result in further adjustments to the Company's results of operations and those adjustments could be material.

4.     Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since June 25, 2002. The Company is authorized to operate its business in the ordinary course pursuant to Chapter 11 of the Bankruptcy Code.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Due to the commencement of the Chapter 11 cases and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia's motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

        By order dated October 24, 2003 (the "Bar Date Order"), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of the later of January 9, 2004 at 5:00 P.M. (Eastern Time) or 30 days after the date upon which the Debtors amend their respective Schedules of Liabilities or the Bankruptcy Court enters a rejection order. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant's claim appears on the Debtor's Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed exceeds $3.2 trillion, but excludes any estimated amounts for unliquidated claims. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors' claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. While the ultimate number and allowed amounts of such claims are not presently determinable, the Debtors have commenced the process of objecting to such invalid claims by filing their first omnibus objection to claims dated October 12, 2004 (the "Objection"). The Objection includes approximately 1,500 claims filed by 22 creditors totaling in excess of $4.5 billion. The Objection is scheduled for a hearing on November 19, 2004. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. On April 23, 2004 one of the Debtors filed its April 2004 Amendments to its Schedules of Liabilities.

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against ACC for, among other things, unliquidated claims for penalties, disgorgement, and prejudgment interest arising from violations of the federal securities laws (the "SEC Claim"). On July 14, 2004, the Creditors' Committee initiated an adversary proceeding against the SEC alleging, among other things, that (i) pursuant to sections 510(b) and 726(a) of the Bankruptcy Code the SEC Claim should be subordinated to prevent the SEC from claiming a recovery for junior stockholders and subordinated noteholders prior to senior creditors being paid in full, and (ii) the court should grant declaratory relief that the SEC Claim applies only to ACC (as opposed to all of the Debtors) because, pursuant to the Bar Date Order, the failure to file separate proofs of claim against each of the Debtors bars the SEC from pursuing claims against any entity other than ACC. In response, on August 12, 2004, the SEC filed an Answer to the adversary proceeding initiated by the Creditors' Committee asserting, among other things, (i) it may recover against debtors affiliated with ACC that engaged in fraud, received the fruits of ACC's fraud, or otherwise commingled assets with ACC if the various estates are substantively consolidated (and if not, reserves the right to file an action to substantively consolidate the estates) and (ii) that the relief sought by the Creditors' Committee rests upon contingent events that may not occur as anticipated by the Creditors' Committee and, therefore, are not ripe for judicial review. Presently, the parties are submitting legal briefs on the issue of whether the Creditors' Committee's suit is ripe for adjudication.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Liabilities subject to compromise consist of the following:

September 30, 2004
Parent and subsidiary debt	$13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas Family Entities	2,846,156
Accounts payable	881,411
Accrued and other liabilities	508,145
Intercompany payables	27,012,257
Related party payables	1,233,606
Cumulative redeemable exchangeable preferred stock	148,794

$46,051,970

        Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

5.     Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

        The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company's reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company's interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6.     Accounts Payable, Accrued Expenses and Other Liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of September 30, 2004.

        As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

7.     Preferred Stock

        In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $155,250 for the respective one and twenty-seven month periods ended September 30, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

8.     Intercompany Receivables and Payables

        The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia's majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized (other than certain post-bankruptcy petition intercompany receivables that are required to be collateralized under the terms of the Extended DIP Facility until such time as such intercompany receivables are paid). The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

9.     Related Party Receivables and Payables

        Related party receivables and payables represent advances to and payables from certain related parties, including entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre-and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

10.   Cash and Cash Equivalents and Restricted Cash

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

        As of September 30, 2004, the Company has restricted cash of $29,255 for the payment of franchise obligations, as required by an agreement with the Company's insurance provider. Also included in restricted cash is $3,603 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance primarily consists of cash collateral supporting obligations under certain of the Company's franchise agreements and surety bonding obligations.

11.   Subscriber Receivables

        Subscriber receivables consist of monthly amounts due from the Company's customers and are reported net of allowance for doubtful accounts of $15,823.

12.   Prepaid Expenses and Other Assets—Net

        Included in other assets—net are unamortized deferred financing fees of $154,974 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13.   Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

        As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audit as of and for the years ended December 31, 2000 and 1999. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002, 2001, 2000 and 1999. The adjustments may be material to these periods.

        Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-seven month period ended September 30, 2004. All adjustments to be made to prior periods as a result of the Company's restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001 and the re-audits as of and for the years ended December 31, 2000 and 1999.

        The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-seven Months Ended September 30, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

Internal Operations, Call Center and Billing System

        From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as "Convergence." After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company's remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the CLECs

        In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company's CLECs. The CLECs provided local telephone

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

service to certain geographic markets and competed with local telephone exchange carriers. The Company's Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets and recorded a reserve on its CLEC trade accounts receivables of $1,351.

Buffalo Sabres

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. ("NFHLP"), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its subsidiaries (the "Niagara Debtors") filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "NFHLP Bankruptcy Court").

        On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company's prior year financial statements, completely wrote off the Company's loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors' Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors' Committee seeking to enforce certain purported rights against the Company and the Creditors' Committee related to the waiver of the Company's claims. Certain of the Niagara Debtors' prepetition lenders have intervened and filed cross-claims against the Company and the Creditors' Committee. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaint, motion practice and discovery is proceeding concurrently, but no hearing on dispositive motions has been scheduled.

Interactive Digital TV Investments

        The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC ("Praxis Capital"), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. ("PCVLP"), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company's portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

  Devon Mobile Communications, L.P.

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon G.P., Inc., the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court (the "Devon Bankruptcy Court"). In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional impairments of $51,087, which related primarily to the Company's guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company's restatement of prior year financial information. All such impairments are included in equity in losses of affiliates—net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and receivables in Devon Mobile.

        On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $130,100 in debt and equity claims, as well as an additional claim of approximately $34,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Adelphia Claims"). On June 23, 2003, Devon Mobile filed a disclosure statement for the joint plan of liquidation (the "Disclosure Statement"). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan went effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile Chapter 11 cases disagree with the Adelphia Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Adelphia Claims. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Company's Chapter 11 cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Company's Chapter 11 cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Company's Chapter 11 cases granting Devon Mobile limited relief from the automatic stay to (i) file a complaint against the Company based on the Devon Claims and (ii) file objections to the Adelphia Claims in the Devon Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile filed a complaint (the "Devon Complaint") in the Company's Chapter 11 cases in respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile, which encompassed the Adelphia Claims (the "Adelphia Answer"). On September 21, 2004, the Bankruptcy Court entered an order approving an amendment to the Devon Stay Stipulation which provides that the Adelphia Claims will be prosecuted to final order in the Bankruptcy Court and will be given full force and effect by the Devon Bankruptcy Court taking into account the rights of set-off and/or recoupment of the parties with respect thereto. On September 30, 2004 Devon Mobile filed an answer with respect to the counterclaims asserted by Adelphia in the Adelphia Answer. On October 13, 2004, Adelphia filed a motion for judgment on the pleadings dismissing Devon Mobile's demand for punitive damages. The Company anticipates that Devon Mobile will deny liability with respect to the Adelphia Claims. Any recovery of the Adelphia Claims is uncertain at this time.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Property, Plant and Equipment, and Intangible Assets

        As stated previously, the Company's property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002, 2001, 2000 and 1999, as well as results of operations for the periods then ended.

        As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the twenty-one months ended September 30, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14.   Net Loss Per Weighted Average Share of Common Stock

        Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

15.   Supplemental Cash Flow Information

        Cash payments for interest were $32,919 and $861,735 for the one and twenty-seven month periods ended September 30, 2004, respectively. Included in these amounts are cash payments made by the Company of $13,302 and $363,481 for the one and twenty-seven month periods ended September 30, 2004, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas family entities. Such payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16.   EBITDA

        The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from the accompanying unaudited consolidated statements of operations for the one and twenty-seven month periods ended September 30, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company's liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

        Reconciliation of EBITDA to Net loss from continuing operations:

	Month Ended September 30, 2004	Twenty-seven Months Ended September 30, 2004
EBITDA	$83,557	$1,769,719
Adjustments to reconcile EBITDA to net loss from continuing operations:
Depreciation and amortization	(79,172)	(2,105,664)
Interest expense	(39,477)	(895,934)
Income tax benefit	—	35

Net loss from continuing operations	$(35,092)	$(1,231,844)

        Reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Month Ended August 31, 2004	Twenty-seven Months Ended August 31, 2004
EBITDA	$83,557	$1,769,719
Adjustments to reconcile EBITDA to net cash provided by operating activities:
Amortization of bank financing costs	13,667	57,361
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries—net	(643)	(24,894)
Equity in losses of affiliates, net	225	109,243
Gain on sale of assets—net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	6,693	195,534
Non-recurring professional fees, net of amounts paid	1,694	43,238
Change in Assets and Liabilities:
Subscriber receivables—net	(111)	(1,587)
Other assets—net	(2,076)	(65,280)
Accounts payable	(15,858)	(5,105)
Subscriber advance payments and deposits	3,193	39,276
Accrued interest and other liabilities	(1,274)	233,542
Liabilities subject to compromise	(7,082)	(113,199)
Intercompany receivables and payables—net	(572)	(23,467)
Reorganization expenses paid during the period	(7,149)	(160,721)
Interest expense	(39,477)	(895,934)
Income tax benefit	—	35
Discontinued operations	—	(46,139)

Net cash provided by operating activities	$34,787	$1,298,245

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

17.   TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., which currently conducts business under the name TelCove ("TelCove"), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide CLEC telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia's Class A and Class B common stock (the "Spin-off"). As a result of the Spin-off, the Rigas Family held a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove's Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

        Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the "Shared Assets"); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other's businesses (the "Shared Services").

        In order to reduce the Company's dependence on TelCove for access to certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment shared by the Company and TelCove (the "Shared Assets") and certain services, provided by the Company and TelCove to one another that are or were crucial to the operation of each others' businesses (the "Shared Services"), as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        In the TelCove plan of reorganization and the related disclosure statement, TelCove alleged that it had substantial claims against the Company totaling more than $1,000,000 (the "Alleged Claims"). On November 25, 2003, the Company filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000 (collectively, "Adelphia's Administrative Claims").

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") which resolves, among other things, the Alleged Claims, Adelphia's Administrative Claims, and TelCove's alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, the Company will transfer to TelCove certain settlement consideration, including, $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties will execute various annexes to the Global Settlement (collectively, the "Annex Agreements") which provide, among other things, for (i) a five-year business commitment to TelCove by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the Company paid $57,941 to TelCove and transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement. On August 21, 2004, the CLEC market assets were transferred to TelCove. On August 20, 2004, the Company paid

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

TelCove an additional $2,464 pursuant to the Global Settlement in connection with the resolution and release of certain claims.

18.   Century-ML Cable Venture Bankruptcy Filing

        On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

        CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV's separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings ("Highland"), a Rigas Family partnership. In connection with the parties' December 13, 2001 Leveraged Recapitalization Agreement ("Recap Agreement"), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties' motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found "as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default." The Bankruptcy Court granted summary judgment only to such extent.

        In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media's request to become manager of CMLCV's cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media's motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media's claim that Century improperly filed the petition without ML Media's consent. On September 5, 2003, a hearing was held to determine whether ML Media's motions to dismiss and for summary judgment should be granted. Although the Bankruptcy Court has not yet issued a written decision on the motions, at a status conference held on April 15, 2004, the Court announced that it would be issuing a decision in which it would (a) dismiss all of the counterclaims of Adelphia and Century except for aiding and abetting of a breach of fiduciary duties, and (b) dismiss all of the Venture's counterclaims except for constructive fraudulent conveyance. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia's and Century's rejection of the Recap Agreement.

        On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

        No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

        By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV's estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

        On October 8, 2004, the Venture filed various claims in the Adelphia Debtors' bankruptcy proceedings relating to, among other things, Adelphia's conduct as manager of the Venture, alleged breaches of Adelphia's fiduciary duties to the Venture, and receivables alleged to be owing to the Venture by various Adelphia Debtors. The Venture cannot estimate at this time its recovery, if any, related to such claims.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On March 17, 2004, ML Media presented a non-binding written indication of interest (the "Vaughn Indication of Interest") for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the "Vaughn Group"). The Vaughn Indication of Interest contemplated a purchase price, subject to adjustment as a result of due diligence, of $625 million, plus the amount of CMLCV's working capital at closing, less the remaining cost of the pending rebuild of CMLCV's cable systems. The Vaughn Group has since indicated that it is not prepared to proceed with a transaction on the terms set forth in the Vaughn Indication of Interest. ML Media and Century are exploring other potential transactions relating to CMLCV, including a potential sale of the Venture to a third party bidder.

19.   Statistical information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of September 30, 2004 and August 31, 2004. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
September 30, 2004:
Basic customers	4,890,661	49,321	142,817	230,114	5,312,913
Digital customers	1,883,619	—	66,983	85,339	2,035,941
High speed internet customers	1,248,657	3,998	4,750	73,854	1,331,259

Total revenue generating units	8,022,937	53,319	214,550	389,307	8,680,113

August 31, 2004:
Basic customers	4,898,577	49,321	142,832	230,490	5,321,220
Digital customers	1,876,969	—	66,810	85,048	2,028,827
High speed internet customers	1,209,087	3,998	4,241	71,631	1,288,957

Total revenue generating units	7,984,633	53,319	213,883	387,169	8,639,004

        The table below provides information on the percentage of homes passed which have been Rebuilt to a capacity of 550-MHz or greater and have two-way capability as of September 30, 2004.

Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
95.9%	99.4%	45.7%	99.6%	94.6%

20.   Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 27 are for the period from September 1 through September 30, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended September 30, 2004	Reference
Gross wages paid	$45,327,656	Schedule I
Employee payroll taxes withheld	10,205,257	Schedule I
Employer payroll taxes due	3,301,575	Schedule I
Payroll taxes paid*	13,260,190	Schedule II*
Sales and other taxes due	6,665,530	Schedule III
Gross taxable sales	83,456,165	Schedule III
Real estate and personal property taxes paid	8,707,509	Schedule IV
Sales and other taxes paid	5,936,337	Schedule V
Cash disbursements	364,190,682	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended September 30, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due

03-Sep-04	$21,924,782	$4,806,401	$1,596,874

17-Sep-04	23,402,874	5,398,856	1,704,701

Total	$45,327,656	$10,205,257	$3,301,575

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 1 of 2

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended September 30, 2004

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	5,581,351	09/07/04
STATE OF ALABAMA	4,750	09/07/04
STATE OF ARIZONA	2,137	09/07/04
STATE OF CALIFORNIA	169,274	09/07/04
STATE OF COLORADO	58,204	09/07/04
STATE OF CONNECTICUT	12,036	09/07/04
STATE OF GEORGIA	6,600	09/07/04
STATE OF IDAHO	4,651	09/07/04
STATE OF INDIANA	953	09/07/04
STATE OF KANSAS	384	09/07/04
STATE OF KENTUCKY	21,458	09/07/04
STATE OF MASSACHUSETTS	26,229	09/07/04
STATE OF MARYLAND	11,121	09/07/04
STATE OF MAINE	25,970	09/07/04
STATE OF NORTH CAROLINA	13,343	09/07/04
STATE OF NEW YORK	100,140	09/07/04
STATE OF OHIO	76,506	09/07/04
STATE OF OKLAHOMA	326	09/07/04
STATE OF PENNSYLVANIA	90,113	09/07/04
STATE OF SOUTH CAROLINA	2,824	09/07/04
STATE OF VIRGINIA	61,931	09/07/04
STATE OF VERMONT	14,315	09/07/04
SCHOOL DISTRICT INCOME TAX	251	09/08/04
INTERNAL REVENUE SERVICE	6,199,346	09/20/04
STATE OF ARIZONA	2,878	09/20/04
STATE OF CALIFORNIA	191,541	09/20/04
STATE OF COLORADO	64,544	09/20/04
STATE OF CONNECTICUT	10,766	09/20/04
STATE OF GEORGIA	7,328	09/20/04
STATE OF IDAHO	5,158	09/20/04
STATE OF INDIANA	1,046	09/20/04
STATE OF KANSAS	364	09/20/04
STATE OF KENTUCKY	22,062	09/20/04
STATE OF MASSACHUSETTS	27,701	09/20/04
STATE OF MARYLAND	13,386	09/20/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 2 of 2

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended September 30, 2004

Payee	Payroll Taxes Paid	Payment Date
STATE OF MAINE	25,728	09/20/04
STATE OF NORTH CAROLINA	14,065	09/20/04
STATE OF NEW YORK	119,029	09/20/04
STATE OF OHIO	84,894	09/20/04
STATE OF OKLAHOMA	341	09/20/04
STATE OF PENNSYLVANIA	95,547	09/20/04
STATE OF SOUTH CAROLINA	3,626	09/20/04
STATE OF VIRGINIA	66,417	09/20/04
STATE OF VERMONT	19,556	09/20/04
TOTAL	13,260,190

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 1 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended September 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ALABAMA DEPT. OF REVENUE	$265	$4,410
ARIZONA DEPARTMENT OF REVENUE	23	1,139
ARKANSAS DEPARTMENT OF REVENUE	1	17
ASHLAND INDEPENDENT BOARD OF EDUCATION	10,372	345,730
BANK OF AMERICA	335	23,921
BATH COUNTY SCHOOL DISTRICT	1,265	42,171
BEREA COUNTY SCHOOL DISTRICT	2,476	82,530
BOARD OF EQUALIZATION	184	A
BOARD OF EQUALIZATION	252	3,370
BOARD OF EQUALIZATION	597	7,514
BOURBON COUNTY SCHOOL DISTRICT	600	20,000
BOYD COUNTY SCHOOL DISTRICT	2,804	93,473
BOYLE COUNTY SCHOOL DISTRICT	1,612	53,732
BREATHITT COUNTY SCHOOL DISTRICT	1,207	40,236
BRECKINRIDGE COUNTY BOARD OF EDUCATION	751	25,032
BURGIN INDEPENDENT BOARD OF EDUCATION	328	10,948
BUTLER COUNTY SCHOOL DISTRICT	51	1,684
CA TELECONNECT FUND	38	—
CARTER COUNTY SCHOOL DISTRICT	1,711	57,024
CCHCF-A	41	—
CHCF-B	526	—
CITY OF MONTEREY	—	4
CITY OF ALAHAMBRA	2	36
CITY OF ALBION	353	7,058
CITY OF ALGOURA HILLS	16	325
CITY OF ARCADIA	10	201
CITY OF ASOTIN	0	1
CITY OF BALDWIN PARK	5,819	193,968
CITY OF BALDWIN PARK	7	239
CITY OF BEAUMONT	3,207	106,910
CITY OF BELLEVUE	1	16
CITY OF BOTHELL	2	37
CITY OF BRAWLEY	8,690	217,239
CITY OF BRAWLEY	3	80
CITY OF BURBANK	8	109
CITY OF CHARLOTTESVILLE	56,184	561,842
CITY OF CLAREMONT	31	570
CITY OF COLFAX	1	13
CITY OF COLORADO SPRINGS	159	6,352
CITY OF COLTON	5	137

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 2 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended September 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF COMPTON	1	6
CITY OF COVINA	—	7
CITY OF CULVER CITY	6	58
CITY OF DESERT HOT SPRINGS	6	121
CITY OF DOWNEY	1	8
CITY OF EL MONTE	3	46
CITY OF ELK GROVE	—	15
CITY OF ENGLEWOOD	89	2,531
CITY OF FONTANA	4,921	98,416
CITY OF FONTANA	—	5
CITY OF GARDENA	—	3
CITY OF GLENDALE	1	20
CITY OF HAWTHORNE	2	32
CITY OF HERMOSA BEACH	20,807	346,784
CITY OF HOLTVILLE	2,110	42,193
CITY OF HOLTVILLE	1	17
CITY OF HUNTINGTON BEACH	—	6
CITY OF INDIO	—	3
CITY OF INGLEWOOD	6	63
CITY OF KALAMA	4	65
CITY OF KELSO	—	1
CITY OF KELSO	6,295	104,921
CITY OF KIRKLAND	—	4
CITY OF LA HABRA	27,790	463,165
CITY OF LA HABRA	29	487
CITY OF LA VERNE	—	—
CITY OF LEAVENWORTH	—	—
CITY OF LONG BEACH	—	8
CITY OF LONGVIEW	76	1,274
CITY OF LONGVIEW	21,214	353,572
CITY OF LOS ANGELES	654	6,540
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	67,247	1,120,778
CITY OF MORENO VALLEY	32	539
CITY OF NORWALK	3	60
CITY OF OAKLAND	—	5
CITY OF OLYMPIA	2	27
CITY OF PALM SPRINGS	1	13
CITY OF PALOUSE	1	15
CITY OF PALOUSE	535	7,647
CITY OF PASADENA	8	91

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 3 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended September 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF PETERSBURG	15,231	76,157
CITY OF PICO RIVERA	13,831	276,611
CITY OF PICO RIVERA	7	141
CITY OF PLACENTIA	16,232	463,774
CITY OF PLACENTIA	9	248
CITY OF PORT HUENEME	10,586	264,657
CITY OF PORT HUENEME	2	47
CITY OF PORTERVILLE	—	4
CITY OF PULLMAN	18	225
CITY OF REDONDO BEACH	44,254	931,659
CITY OF REDONDO BEACH	83	1,744
CITY OF RIALTO	46,860	585,752
CITY OF RIALTO	30	379
CITY OF RIVERSIDE	1	19
CITY OF SALINAS	2	29
CITY OF SAN BERNARDINO	76,185	960,716
CITY OF SAN BERNARDINO	10	124
CITY OF SAN BUENAVENTURA	34,493	689,862
CITY OF SAN FRANCISCO	1	7
CITY OF SAN GABRIEL	—	2
CITY OF SAN JOSE	—	10
CITY OF SAN LUIS OBISPO	—	—
CITY OF SANTA ANA	21	342
CITY OF SANTA BARBARA	—	2
CITY OF SANTA CRUZ	6	83
CITY OF SANTA MONICA	153,191	1,531,906
CITY OF SANTA MONICA	185	1,849
CITY OF SANTA ROSA	—	2
CITY OF SEAL BEACH	19	168
CITY OF SEATTLE	—	7
CITY OF SHORELINE	1	10
CITY OF SIERRA MADRE	2	38
CITY OF SPOKANE	3	47
CITY OF STANWOOD	—	1
CITY OF TACOMA	—	2
CITY OF TOLEDO	—	—
CITY OF TORRANCE	—	7
CITY OF VANCOUVER	1	13
CITY OF VENTURA	13	263
CITY OF WAYNESBORO	28,267	282,668
CITY OF WENATCHEE	—	6

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 4 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended September 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF WESTMINISTER	—	2
CITY OF WHITTIER	4	89
CITY OF WINCHESTER	16,788	167,884
CITY OF WINLOCK	—	2
CITY OF WOODLAND	3	51
CITY OF ZILLAH	—	3
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	268	8,944
COLORADO DEPT. OF REVENUE	313	15,091
COLORADO DEPT. OF REVENUE	2,969	85,459
COMMISSIONER OF REVENUE SERVICES	298,391	5,683,624
COMMISSIONER OF REVENUE SERVICES	358,561	5,976,015
COMMONWEALTH OF MASSACHUSETTS	7,502	150,049
COMPTROLLER OF MARYLAND	790	15,801
COMPTROLLER OF MARYLAND	15,491	309,841
COMPTROLLER OF PUBLIC ACCOUNTS	8	333
COUNTY OF LOS ANGELES	168	3,365
COUNTY OF MONTGOMERY	9,125	91,248
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,781	159,380
DAVIESS COUNTY BOARD OF EDUCATION	16,130	537,679
DAVIESS COUNTY SCHOOL DISTRICT	252	8,399
DES MOINES	1	10
ELLIOT COUNTY SCHOOL DISTRICT	241	8,044
FLORIDA DEPARTMENT OF REVENUE	3,264,125	23,825,058
FLORIDA DEPARTMENT OF REVENUE	168,988	2,482,746
FRANKLIN COUNTY SCHOOL DISTRICT	106	3,533
GARRAD COUNTY SCHOOL DISTRICT	985	32,829
GEORGIA DEPARTMENT OF REVENUE	17,279	263,768
HANCOCK COUNTY BOARD OF EDUCATION	832	27,741
HARLAN COUNTY SCHOOL DISTRICT	261	8,715
HARRISON COUNTY SCHOOL DISTRICT	2,643	88,109
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,714	90,483
HENDERSON COUNTY BOARD OF EDUCATION	2,204	73,476
ID USF	22	—
IDAHO STATE TAX COMMISSION	4,540	71,179
IL DEPT OF REVENUE	3	672
INDIANA DEPARTMENT OF REVENUE	30,129	502,149
INTERNAL REVENUE SERVICE	42,764	1,425,374
JACKSON INDEPENDENT SCHOOLS	569	18,969
JESSAMINE COUNTY BOARD OF EDUCATION	10,665	355,499
KANSAS DEPT. OF REVENUE	17,139	234,776

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 5 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended September 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
KENTUCKY REVENUE CABINET	2,149	35,823
LAUREL COUNTY SCHOOL DISTRICT	11,647	388,232
LEE COUNTY SCHOOL DISTRICT	1,084	36,123
LESLIE COUNTY SCHOOL DISTRICT	1,074	35,796
LETCHER COUNTY BOARD OF EDUCATION	763	25,434
LEWIS COUNTY BOARD OF EDUCATION	930	37,205
LEWIS COUNTY SCHOOL DISTRICT	296	11,832
LINCOLN COUNTY BOARD OF EDUCATION	1,302	43,405
LOGAN COUNTY SCHOOL DISTRICT	35	1,180
MADISON COUNTY SCHOOL DISTRICT	19,266	642,221
MAINE REVENUE SERVICES	6,019	120,370
MAINE REVENUE SERVICES	279,792	5,595,841
MARION COUNTY BOARD OF EDUCATION	2,710	90,329
MCLEAN COUNTY SCHOOL DISTRICT	805	26,853
MENIFEE COUNTY SCHOOL DISTRICT	464	15,475
MERCER COUNTY SCHOOL DISTRICT	1,803	60,110
MINNESOTA DEPARTMENT OF REVENUE	3	182
MISSISSIPPI STATE TAX COMMISSION	40,915	584,492
MISSISSIPPI STATE TAX COMMISSION	1,566	22,377
MORGAN COUNTY SCHOOL DISTRICT	1,098	36,598
NC DEPARTMENT OF REVENUE	15,794	223,085
NECA KUSF	17	350
NECA PAUSF	1,367	—
NECA TX USF	20	459
NECA VUSF	242	19,031
NELSON COUNTY BOARD OF EDUCATION	1,368	45,614
NICHOLAS COUNTY SCHOOL DISTRICT	676	22,530
NJ DIVISION OF TAXATION	639	10,646
NYS ESTIMATED CORPORATION TAX	272	72,552
NYS ESTIMATED CORPORATION TAX	2,732	109,268
NYS SALES TAX PROCESSING	15,333	854,786
OHIO COUNTY SCHOOL DISTRICT	24	811
OKLAHOMA TAX COMMISSION	524	16,792
OWENSBORO BOARD OF EDUCATION	11,259	375,306
OWSLEY COUNTY BOARD OF EDUCATION	394	13,134
PA DEPARTMENT OF REVENUE	201,030	3,656,502
PA DEPT. OF REVENUE	4,792	95,801
PARIS INDEPENDENT SCHOOL DISTRICT	3,046	101,530
PERRY COUNTY SCHOOL DISTRICT	331	11,029
POWELL COUNTY SCHOOL DISTRICT	2,022	67,404
PSU	225	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 6 of 6

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended September 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
RHODE ISLAND DIVISION OF TAXATION	10	139
ROCKCASTLE COUNTY SCHOOL DISTRICT	942	31,387
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,165	205,499
SCOTT COUNTY SCHOOL DISTRICT	7,800	260,006
SOUTH CAROLINA DEPT. OF REVENUE	53,329	1,060,513
STATE OF MICHIGAN	114	1,903
STATE OF NEW HAMPSHIRE	1,634	23,347
STATE OF NEW HAMPSHIRE	88,200	1,260,011
STATE TAX DEPARTMENT	281,772	4,696,202
TN DEPARTMENT OF REVENUE	61,703	647,037
TOWN OF BLACKSBURG	16,851	168,511
TOWN OF MT CRESTED BUTTE	1,419	31,532
TOWN OF SOUTH BOSTON	4,747	47,469
TREASURER STATE OF OHIO	156,852	2,076,175
UNION COUNTY SCHOOL DISTRICT	2,870	95,683
VERMONT DEPARTMENT OF TAXES	331,410	5,523,485
VERMONT DEPARTMENT OF TAXES	1,146	19,105
VIRGINIA DEPARTMENT OF TAXATION	12,328	246,586
WASHINGTON COUNTY BOARD OF EDUCATION	930	31,009
WASHINGTON DEPT. OF REVENUE	3,787	51,207
WEBSTER COUNTY BOARD OF EDUCATION	745	24,838
WISCONSIN DEPARTMENT OF REVENUE	4	187
WOLFE COUNTY SCHOOL DISTRICT	907	30,224
WOODFORD COUNTY BOARD OF EDUCATION	4,876	162,533
WYOMING DEPARTMENT OF REVENUE	81	1,435
WYUSF	—	50

Total	$6,665,530	$83,456,165

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 1 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
ALBION TOWN TAX COLLECTOR	2,728	09/16/04
ALLEGANY TOWNSHIP	908	09/16/04
ALLEGANY TOWNSHIP	86	09/17/04
ALLEGANY VILLAGE TAX COLLECTOR	487	09/01/04
ALLEGANY-LIMESTONE SCH	4,060	09/21/04
ALLEGANY-LIMESTONE SCH	800	09/24/04
ALLEN COUNTY TREASURER	13,271	09/14/04
ANDOVER CENTRAL SCHOOL	6,528	09/24/04
ARCHBALD BOROUGH	1,089	09/16/04
ARGYLE CENTRAL SCHOOL DISTRICT	3,876	09/25/04
ASHTABULA COUNTY COURTHOUSE	179,419	09/13/04
AUBURN ENLARGED CITY SCHOOL DIS	18,248	09/29/04
BANGOR CITY	75,131	09/10/04
BANKS COUNTY COLLECTOR	1,675	09/10/04
BATH CENTRAL SCHOOL	2,885	09/17/04
BEAVER TOWNSHIP TAX COLLECTOR	38	09/16/04
BEDFORD COUNTY COL	267	09/17/04
BEDFORD COUNTY TREASURER	612	09/17/04
BERKHEIMER OUTSOURCING	375	09/10/04
BLACKBURN CENTER, LLC	433	09/24/04
BOOTHBAY HARBOR T	2,543	09/25/04
BOROUGH OF COUDERSPORT	136,014	09/17/04
BRADFORD CENTRAL SCHOOL DIST	350	09/17/04
BRISTOL TOWN	2,087	09/17/04
BROOKWOOD FLAMINGO P	884	09/28/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	09/23/04
CALHOUN COUNTY	986	09/01/04
CAMBRIA COUNTY TAX COLLECTOR	139	09/17/04
CANAJOHARIE CENTRAL SCHOOL	163	09/21/04
CANAJOHARIE CENTRAL SCHOOL	9,566	09/24/04
CARROLL COUNTY	9,640	09/24/04
CARROLL COUNTY COMMISSIONERS	361,832	09/10/04
CARROLL TOWNSHIP/NORTHERN YORK	887	09/10/04
CATTARAUGUS-LITTLE VALLEY	2,617	09/21/04
CITY OF AUBURN	4,144	09/01/04
CITY OF AUBURN	—	09/14/04
CITY OF AUGUSTA	79,121	09/10/04
CITY OF CALAIS	1,471	09/25/04
CITY OF FREDERICK	32,224	09/24/04
CITY OF GARDINER	5,505	09/16/04
CITY OF NORWICH	216	09/01/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 2 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
CITY OF OLD TOWN	14,152	09/16/04
CITY OF OLEAN	11,821	09/21/04
CITY OF OLEAN	7,215	09/24/04
CITY OF PETERSBURG TREASURER	8	09/17/04
CITY OF SALEM	317	09/10/04
CITY OF SALEM	307	09/24/04
CITY OF SOUTH BURLINGTON	15,118	09/16/04
CITY TREASURER OF TONAWANDA	2,429	09/17/04
CLERMONT COUNTY TREASURE	129,370	09/13/04
CLINTON CENTRAL SCHOOL	13,694	09/25/04
CLINTON COUNTY TAX COLLECTOR	4,457	09/14/04
COLUMBIANA COUNTY TREASURER	662	09/13/04
COLUMBUS COUNTY	48	09/10/04
CORINTH CENTRAL SCHOOL DISTRICT	11,226	09/29/04
COTTAGE ROAD ASSOC	5,445	09/13/04
COUDERSPORT BOROUGH	7,774	09/17/04
COUNTY OF BROWN TREASURER	3,436	09/13/04
COUNTY OF BROWN TREASURER	19,097	09/16/04
COUNTY OF FULTON	81,946	09/14/04
COUNTY OF HAMILTON	34,867	09/16/04
COUNTY OF HAMILTON	112,040	09/20/04
COUNTY OF HERMITAGE TREASURER	5,752	09/16/04
COUNTY OF MERCER TREASURER	88,653	09/20/04
COUNTY OF SAN LUIS OBISPO	1,005	09/16/04
CUBA-RUSHFORD CENTRAL	10,230	09/21/04
CUYAHOGA COUNTY	2,895,435	09/13/04
DARKE COUNTY TREASURER	9,395	09/20/04
DARLINGTON COUNTY	224	09/21/04
DE LAGE LANDEN FINANCIAL SERV	225	09/28/04
DEFIANCE COUNTY TREASURER	69,881	09/14/04
DELAWARE COUNTY TREASURER	2,056	09/13/04
DORIS LAWTON	936	09/14/04
DORIS LAWTON	170	09/29/04
DUNDEE CENTRAL SCHOOL	1,134	09/25/04
DURYEA BOROUGH	41,353	09/29/04
EAST TAYLOR TOWNSHIP	62	09/16/04
EASTLAKE COMMERCIAL	58	09/23/04
ELLICOTTVILLE CENTRAL SCHOOL	4,119	09/21/04
ELLICOTTVILLE CENTRAL SCHOOL	703	09/29/04
ELLSWORTH CITY	16,759	09/10/04
ERIE COUNTY TREASURER	140,458	09/13/04
ERIE COUNTY TREASURER	7,695	09/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 3 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
ESSEX JUNCTION VILLAGE	34,666	09/10/04
FAYETTE COUNTY	269	09/17/04
FAYETTE COUNTY	58,204	09/24/04
FORESTVILLE CENTRAL SCHOOL	8,644	09/25/04
FORT ANN CENTRAL SCHOOL	12,240	09/25/04
FRANKFORT SCHUYLER CENTRAL	5,008	09/25/04
FRANKLIN COUNTY	7,852	09/13/04
FRANKLIN COUNTY	305	09/16/04
FRANKLIN COUNTY	16,735	09/17/04
FRANKLINVILLE CENTRAL SCHOOL	4,487	09/21/04
GE CAPITAL FLEET SERVICES	878	09/07/04
GECFS BY APEX AS AGENT	606	09/10/04
GENESEE VALLEY CENTRAL SCHOOL	3,855	09/21/04
GRANVILLE CENTRAL SCHOOL	16,158	09/25/04
GREATAMERICA LEASING CORP	134	09/24/04
GREENBRIER COUNTY SHERIFF	7,267	09/14/04
GUERNSEY COUNTY TREASURER	55,786	09/14/04
GWINNETT COUNTY	44,235	09/10/04
HALLOWELL CITY TAX COLLECTOR	14,032	09/01/04
HAMMONDSPORT CENTRAL SCHOOL	25,119	09/25/04
HAMPDEN TOWN	13,711	09/29/04
HANCOCK COUNTY TREASURER	1,319	09/13/04
HARBORCREEK TOWNSHIP	692	09/25/04
HARDIN COUNTY TAX COLLECTOR	22,912	09/16/04
HARRISON COUNTY	533	09/01/04
HENDRY COUNTY	30,108	09/25/04
HENRY COUNTY TREASURER	49,521	09/14/04
HIGHLAND COUNTY TREASURER	15,629	09/24/04
HINSDALE CENTRAL SCHOOL	3,504	09/24/04
HIRAM TOWN	101	09/10/04
HOCKING COUNTY TREASURER	30,018	09/13/04
HOLDEN TOWN	9,702	09/10/04
HOLLAND PATENT CENTRAL SCHOOL	8,204	09/25/04
HOLMES COUNTY TREASURER	5,920	09/24/04
HOLMES COUNTY TREASURER	9,427	09/25/04
HOMER TOWNSHIP	14,110	09/17/04
HURON COUNTY TREASURER	3,707	09/24/04
IOS CAPITAL	35	09/17/04
IREDELL COUNTY TAX COLLECTOR	65	09/25/04
JAY TOWN TAX COLLECTOR	14,707	09/25/04
J-E TAX COLLECTOR	416	09/25/04
JEFFERSON COUNTY TREASURER	1,282	09/17/04
JOHN F PALMER	4,256	09/28/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 4 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
JOHN NICHOLS	112	09/02/04
JOHNSON TOWN TREASURER	1,024	09/10/04
JOHNSON VILLAGE TREASURER	66	09/10/04
KENDUSKEAG TOWN	6,210	09/16/04
KENDUSKEAG TOWN	284	09/25/04
KIR TEMECULA L.P.	105	09/24/04
KNOX COUNTY TREASURER	12,399	09/14/04
LAKE COUNTY AUDITOR	209,440	09/13/04
LAKE PLACID CENTRAL	4,083	09/17/04
LARRY SCHREDER	991	09/13/04
LASSEN COUNTY TAX COLLECTOR	60,011	09/16/04
LAWRENCE COUNTY OH	47,674	09/24/04
LEWISTON CITY	60,132	09/10/04
LEWISTON-PORTER C.S.D.	14,154	09/29/04
LITTLETON TOWN COLLECTOR	1,223	09/10/04
LOCKPORT CITY SCHOOL DISTRICT	16,176	09/24/04
LOCKPORT CITY SCHOOL DISTRICT	43,372	09/29/04
LONDONDERRY TOWN	2,162	09/25/04
LORAIN COUNTY TREASURER	172,958	09/13/04
LOS ANGELES COUNTY	7,548	09/16/04
LOUDOUN COUNTY	314	09/01/04
LUCAS COUNTY	859	09/13/04
LUCAS COUNTY	88,397	09/14/04
MADISON COUNTY	18,880	09/17/04
MAINE REVENUE SERVICES	204	09/17/04
MARCUS WHITMAN	9,375	09/17/04
MARCUS WHITMAN	2,472	09/20/04
MARCUS WHITMAN	477	09/21/04
MARCUS WHITMAN	762	09/24/04
MARION COUNTY OH	12,833	09/13/04
MARION COUNTY OH	99,692	09/14/04
MCKEAN COUNTY/OTTO TOWNSHIP	222	09/17/04
MCKEAN COUNTY COLLECTOR	14,509	09/17/04
MCKEAN COUNTY/ELDRED BOROUGH	564	09/17/04
MCKEAN COUNTY/MT.J	162	09/17/04
MCKEAN COUNTY/SMETHPORT BOROU	727	09/16/04
MCKEAN COUNTY/WET	88	09/17/04
MEDINA CENTRAL SCHOOL	492	09/21/04
MEDINA COUNTY	54,152	09/13/04
MENDOCINO COUNTY	197,854	09/16/04
MIDDLESEX TOWN	335	09/10/04
MONMOUTH TOWN	2,498	09/25/04
MONROE CO TREASURER	5,858	09/24/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 5 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
MOUNT MARKHAM CENTRAL SCHOOL	162	09/01/04
MUSKINGUM COUNTY TREASURER	10,576	09/24/04
MYERSVILLE TOWN MAYOR	414	09/13/04
NAPLES CENTRAL SCHOOL DISTRICT	3,425	09/24/04
NEW HARTFORD CENTRAL SCHOOL	27,760	09/24/04
NEW WINDSOR TOWN TREASURER	492	09/01/04
NEWFANE CENTRAL SCHOOL	6,331	09/24/04
NIAGARA WHEATFIELD CENT SCHOOL	10,180	09/25/04
NICHOLSON TOWNSHIP	49	09/09/04
NOBLE COUNTY TAX COLLECTOR	4,972	09/14/04
NORRIDGEWOCK TOWN	7,971	09/10/04
NORTH CODORUS TOWNSHIP	360	09/10/04
NORTHVILLE CENTRAL SCHOOL	949	09/24/04
NORWICH TOWN TREASURER	19,918	09/25/04
ONEIDA COUNTY COMMISSIONERS	2,252	09/29/04
ORANGE COUNTY	650	09/01/04
OTTAWA COUNTY TREASURER	146,767	09/13/04
PAULDING COUNTY TREASURER	17,677	09/16/04
PENN YAN CENTRAL SC	24,919	09/24/04
PENN YAN CENTRAL SC	1,106	09/25/04
PIONEER CENTRAL SCHOOL	4,401	09/21/04
PIONEER CENTRAL SCHOOL	11,095	09/24/04
PLYMOUTH TOWNSHIP PA	86	09/29/04
POLAND CENTRAL SCHOOL	2,629	09/25/04
PORT BYRON SCHOOL	598	09/29/04
PORTAGE COUNTY, TREASURER	124,341	09/13/04
PORTVILLE CENTRAL SCHOOL	5,371	09/21/04
PREBLE COUNTY	472	09/13/04
PUNXSUTAWNEY BOROUGH	971	09/17/04
QUEENSBURY CENTRAL SCHOOL DIST	1,211	09/21/04
QUEENSBURY CENTRAL SCHOOL DIST	11,988	09/24/04
QUEENSBURY CENTRAL SCHOOL DIST	11,883	09/25/04
RANDOLPH CENTRAL SCHOOL	4,428	09/17/04
RITE AID CORORATION	252	09/23/04
ROCHESTER TOWNSHIP	477	09/01/04
ROSE TOWNSHIP COLLECTOR	191	09/29/04
ROSS COUNTY TREASURER	131,815	09/14/04
ROSS COUNTY TREASURER	1,494	09/16/04
RUMFORD TOWN	24,948	09/25/04
SAN BERNARDINO COUNTY TREASURER	427,181	09/29/04
SARANAC LAKE CSD	32,627	09/17/04
SAUQUOIT VALLEY CENTRAL SCHOOL	7,432	09/24/04
SCIO CENTRAL SCHOOL	3,094	09/17/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 6 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
SCIO CENTRAL SCHOOL	1,466	09/24/04
SHERBURNE EARLVILLE CENTRAL SCH	34	09/25/04
SHERIFF OF CABELL COUNTY	2,142	09/01/04
SHERIFF OF MASON COUNTY	977	09/10/04
SHERIFF OF PRESTON COUNTY	341	09/28/04
SKANEATELES SCHOOL	7,226	09/29/04
SOLON TOWN	493	09/01/04
SOMERSET TOWNSHIP	761	09/16/04
ST ALBANS CITY TREASURER	14,099	09/01/04
ST ALBANS TOWN ME	1,077	09/16/04
ST JOHNSVILLE CENTRAL SCHOOL	2,386	09/21/04
ST JOHNSVILLE CENTRAL SCHOOL	3,072	09/24/04
STARK COUNTY	8,446	09/13/04
STARK COUNTY	13,654	09/14/04
STARPOINT CENTRAL SCHOOL	12,647	09/24/04
STOCKHOLM TOWN	3,163	09/25/04
SUMMIT COUNTY	6,117	09/10/04
SUMMIT COUNTY	310,276	09/13/04
SYKESVILLE TOWN	2,510	09/01/04
TAYLOR COUNTY	6,661	09/25/04
TOWN OF ALFRED	2,924	09/25/04
TOWN OF ANDOVER	82	09/01/04
TOWN OF ANSON	8,852	09/10/04
TOWN OF BAR HARBOR	10,029	09/17/04
TOWN OF BENTON TAX COLLECTOR	2,595	09/16/04
TOWN OF BETHEL	2,372	09/10/04
TOWN OF BLAINE	907	09/16/04
TOWN OF BRADLEY	3,313	09/16/04
TOWN OF BROWNVILLE	776	09/10/04
TOWN OF BUCKSPORT	5,388	09/16/04
TOWN OF CALAIS	958	09/16/04
TOWN OF CASTINE	2,059	09/10/04
TOWN OF CASTLETON	1,794	09/13/04
TOWN OF CASTLETON	898	09/20/04
TOWN OF CAVENDISH	5,843	09/16/04
TOWN OF CHESTER	5,422	09/10/04
TOWN OF CHESTERVILLE	887	09/13/04
TOWN OF CHINA	9,517	09/17/04
TOWN OF CLARKSBURG TAX COLLECT	342	09/01/04
TOWN OF CLINTON	3,374	09/25/04
TOWN OF CORINNA	1,858	09/16/04
TOWN OF CORINTH	3,156	09/10/04
TOWN OF DIXFIELD	2,766	09/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 7 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
TOWN OF DOVER-FOXCROFT	3,787	09/17/04
TOWN OF DRESDEN	1,528	09/25/04
TOWN OF EAGLE LAKE	113	09/01/04
TOWN OF EASTON	101	09/25/04
TOWN OF EDDINGTON	6,212	09/24/04
TOWN OF ESSEX	17,146	09/10/04
TOWN OF FARMINGDALE	2,803	09/09/04
TOWN OF GREENWOOD	582	09/10/04
TOWN OF HARDWICK TAX COLLECTOR	1,068	09/01/04
TOWN OF HARTLAND	5,173	09/10/04
TOWN OF INLET	35	09/21/04
TOWN OF KENNEBUNK	14,619	09/25/04
TOWN OF KENNEBUNKPORT	2,752	09/10/04
TOWN OF LISBON	54,153	09/10/04
TOWN OF LOVELL TAX COLLECTOR	3,460	09/09/04
TOWN OF MANCHESTER	12,914	09/10/04
TOWN OF MENDON	182	09/10/04
TOWN OF MIDDLETOWN	3,978	09/16/04
TOWN OF MILFORD	5,655	09/25/04
TOWN OF MILTON	19,438	09/10/04
TOWN OF MOUNT VERNON TAX	8,146	09/16/04
TOWN OF NEW PORTLAND	536	09/16/04
TOWN OF NEWCASTLE	1,664	09/21/04
TOWN OF NEWCASTLE	5,825	09/25/04
TOWN OF NOBLEBORO	2,806	09/16/04
TOWN OF ORONO	21,483	09/10/04
TOWN OF ORRINGTON	7,618	09/10/04
TOWN OF PAWLET	3,960	09/16/04
TOWN OF PERU	3,041	09/16/04
TOWN OF PORTAGE LAKE	2,815	09/17/04
TOWN OF PORTER	2,305	09/10/04
TOWN OF RANDOLPH	2,702	09/10/04
TOWN OF ROCKINGHAM	2,334	09/16/04
TOWN OF RUTLAND	32,267	09/10/04
TOWN OF SABATTUS TAX COLLECTOR	11,381	09/16/04
TOWN OF SEARSMONT	3,548	09/24/04
TOWN OF SIDNEY TREASURER	17,191	09/16/04
TOWN OF SOUTH THOMASTON	3,402	09/25/04
TOWN OF ST GEORGE	1,503	09/16/04
TOWN OF ST. GEORGE TREASURER	459	09/25/04
TOWN OF STRATTON	960	09/10/04
TOWN OF STRONG	1,543	09/10/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 8 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
TOWN OF UNION BRIDGE	468	09/17/04
TOWN OF VASSALBORO	13,485	09/16/04
TOWN OF VEAZIE	2,858	09/16/04
TOWN OF VERNON	3,088	09/10/04
TOWN OF WEBB UFSD	127	09/17/04
TOWN OF WELLS	796	09/14/04
TOWN OF WEST PARIS	504	09/14/04
TOWN OF WESTMINISTER	1,315	09/10/04
TOWN OF WESTON, VERMONT	1,557	09/09/04
TOWN OF WINDSOR	3,390	09/10/04
TOWN OF WINTERPORT	701	09/10/04
TOWN OF WINTHROP	27,665	09/25/04
TOWN OF WOODFORD	1,027	09/25/04
TOWNSHIP OF EULALIA	8,181	09/16/04
TREMONT TOWN	2,945	09/16/04
TRENTON TOWN	8,920	09/25/04
TRUMBULL COUNTY	11,404	09/16/04
TSC, LC	435	09/17/04
TUPPER LAKE	1,534	09/21/04
TUPPER LAKE	4,147	09/24/04
UNION COUNTY	4,658	09/13/04
VAN BUREN TOWN	11,428	09/09/04
VAN WERT COUNTY TREASURER	77,614	09/14/04
VENTURA COUNTY TAX COLLECTOR	2,519	09/24/04
VILLAGE OF POULTNEY	86	09/25/04
VILLAGE OF SAXTONS RIVER	29	09/25/04
VINTON COUNTY TREASURER	8,258	09/24/04
WALKERSVILLE TOWN	5,714	09/25/04
WARREN COUNTY NY TREASURER	6,923	09/25/04
WASHINGTON COUNTY TREASURER	22,945	09/14/04
WATERVILLE CITY	16,783	09/25/04
WAYNE COUNTY	1,309	09/14/04
WELLSVILLE CENTRAL SCHOOL	20,119	09/24/04
WEST CANADA VALLEY CENTRAL	4,627	09/17/04
WESTMINSTER CITY	14,985	09/16/04
WESTMORELAND CENTRAL SCHOOL	3,462	09/25/04
WILSON CENTRAL SCHOOL	16,433	09/29/04
WINDHAM TOWN TAX COLLECTOR	47,379	09/25/04
WOODBURY TOWN TAX COLLECTOR	2,003	09/09/04
WYANDOT COUNTY TREAS	11,390	09/14/04
YORK COUNTY/SPRING GROVE TAX	2,244	09/10/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 9 of 9

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended September 30, 2004

Payee	Amount Paid	Check Date
YORK COUNTY/SPRING GROVE TAX	5,845	09/14/04

Total	$8,707,509

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 1 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended September 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	266	09/13/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	26	09/14/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,461	09/09/04
BATH COUNTY SCHOOL D	Utility Tax	1,227	09/09/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,379	09/09/04
BOARD OF EQUALIZATION	Sales Tax	110	09/09/04
BOARD OF EQUALIZATION	Gross Receipts Tax	184	09/20/04
BOARD OF EQUALIZATION	Sales Tax	521	09/24/04
BOURBON COUNTY SCHOOL	Utility Tax	599	09/09/04
BOYD COUNTY SCHOOL D	Gross Receipts Tax	12	09/09/04
BOYD COUNTY SCHOOL D	Utility Tax	2,797	09/10/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,613	09/09/04
BREATHITT COUNTY SCH	Utility Tax	925	09/09/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	757	09/07/04
BURGIN EDUCATION BO	Utility Tax	340	09/09/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	56	09/09/04
CALIFORNIA HIGH COST FUND-A	Gross Receipts Tax	40	09/09/04
CALIFORNIA HIGH COST FUND-B	Sales Tax	540	09/09/04
CALIFORNIA TELECONNECT FUND	Sales Tax	37	09/09/04
CARTER COUNTY SCHOOL	Utility Tax	1,705	09/09/04
CITY OF ARCADIA	Gross Receipts Tax	11	09/17/04
CITY OF BALDWIN PARK	Utility Tax	5,020	09/08/04
CITY OF BALDWIN PARK	Gross Receipts Tax	5	09/17/04
CITY OF BEAUMONT	Utility Tax	3,123	09/08/04
CITY OF BRAWLEY	Utility Tax	8,529	09/08/04
CITY OF BRAWLEY	Gross Receipts Tax	6	09/17/04
CITY OF CHARLOTTSVILLE	Utility Tax	51,535	09/14/04
CITY OF COLORADO SPRINGS	Sales Tax	161	09/10/04
CITY OF CULVER CITY	Gross Receipts Tax	5	09/17/04
CITY OF DANVILLE	Gross Receipts Tax	4,588	09/07/04
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	7	09/17/04
CITY OF FONTANA	Utility Tax	2,547	09/08/04
CITY OF HERMOSA BEACH	Utility Tax	20,605	09/08/04
CITY OF HOLTVILLE	Utility Tax	2,028	09/08/04
CITY OF LA HABRA	Utility Tax	27,164	09/09/04
CITY OF LA HABRA	Gross Receipts Tax	29	09/17/04
CITY OF LOS ANGELES	Gross Receipts Tax	700	09/17/04
CITY OF MORENO VALLEY	Utility Tax	61,504	09/09/04
CITY OF MORENO VALLEY	Gross Receipts Tax	32	09/17/04
CITY OF PASADENA	Gross Receipts Tax	8	09/17/04
CITY OF PICO RIVERA	Utility Tax	12,461	09/08/04
CITY OF PICO RIVERA	Gross Receipts Tax	5	09/17/04
CITY OF PLACENTIA	Utility Tax	15,744	09/08/04
CITY OF PLACENTIA	Gross Receipts Tax	6	09/17/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 2 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended September 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF PORT HUENEME	Utility Tax	9,852	09/08/04
CITY OF PORT HUENEME	Gross Receipts Tax	6	09/20/04
CITY OF PULLMAN	Gross Receipts Tax	18	09/13/04
CITY OF REDONDO BEACH	Gross Receipts Tax	78	09/17/04
CITY OF REDONDO BEACH CA	Utility Tax	43,910	09/09/04
CITY OF RIALTO	Utility Tax	618	09/08/04
CITY OF RIALTO	Utility Tax	44,313	09/09/04
CITY OF SAN BERNARDINO	Utility Tax	1,330	09/08/04
CITY OF SAN BERNARDINO	Utility Tax	69,063	09/09/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	13	09/17/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,463	09/09/04
CITY OF SANTA ANA	Gross Receipts Tax	16	09/17/04
CITY OF SANTA MONICA	Utility Tax	367	09/08/04
CITY OF SANTA MONICA	Utility Tax	149,529	09/09/04
CITY OF SANTA MONICA	Gross Receipts Tax	185	09/17/04
CITY OF SEAL BEACH	Gross Receipts Tax	19	09/17/04
CITY OF SIERRA MADRE	Gross Receipts Tax	6	09/17/04
CITY OF VENTURA	Gross Receipts Tax	11	09/17/04
CITY OF WAYNESBORO	Utility Tax	27,990	09/14/04
CITY OF WHITTIER	Gross Receipts Tax	11	09/17/04
CITY OF WINCHESTER	Utility Tax	16,969	09/14/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	278	09/07/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	465	09/14/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,807	09/20/04
COMMONWEALTH OF MASS	Sales Tax	6,851	09/09/04
COMPTROLLER OF MD	Sales Tax	15,395	09/20/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	360,541	09/30/04
COUNTY OF MONTGOMERY	Utility Tax	8,703	09/14/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,739	09/09/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,021	09/07/04
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	13	09/09/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	261	09/09/04
DEAF TRUST	Sales Tax	73	09/09/04
ELLIOTT COUNTY SCHOO	Utility Tax	239	09/09/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	35,354	09/20/04
FLORIDA DEPT OF REVENUE	Sales Tax	80,929	09/20/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,174,866	09/20/04
FLORIDA DEPT OF REVENUE	Sales Tax	12,964	09/21/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	107	09/09/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	991	09/09/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	112	09/14/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	17,885	09/20/04
HANCOCK COUNTY BOARD OF	Utility Tax	1,234	09/07/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 3 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended September 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
HARLAN COUNTY SCHOOL	Utility Tax	218	09/09/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,645	09/09/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,726	09/09/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,236	09/09/04
IDAHO STATE TAX COMMISSION	Sales Tax	3,939	09/09/04
IDAHO UNIVERSAL SERV	Gross Receipts Tax	22	09/13/04
INDIANA DEPT OF REVENUE	Sales Tax	1,906	09/10/04
INDIANA DEPT OF REVENUE	Sales Tax	28,533	09/20/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	48,201	09/10/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	12,590	09/29/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	435	09/09/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	4,856	09/09/04
KANSAS DEPT OF REVENUE	Sales Tax	16,958	09/27/04
KENTUCKY REVENUE CABINET	Sales Tax	2,083	09/20/04
KENTUCKY STATE TREASURER	Sales Tax	—	09/09/04
LAUREL COUNTY SCHOOL	Utility Tax	11,678	09/09/04
LEE COUNTY SCHOOL DI	Utility Tax	1,090	09/09/04
LESLIE COUNTY SCHOOL	Utility Tax	943	09/09/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	763	09/09/04
LEWIS COUNTY BOARD OF	Utility Tax	952	09/09/04
LEWIS COUNTY SCHOOL	Utility Tax	301	09/09/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,327	09/09/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	29	09/09/04
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	29	09/09/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,579	09/09/04
MAINE REVENUE SERVICES	Sales Tax	5,837	09/15/04
MARION COUNTY SCHOOL	Utility Tax	2,708	09/09/04
MASS DEPT OF REVENUE	Sales Tax	620	09/20/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	751	09/07/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	87	09/09/04
MENIFEE COUNTY SCHOO	Utility Tax	455	09/09/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,824	09/09/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	6,352	09/09/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	36,732	09/10/04
MORGAN COUNTY SCHOOL	Utility Tax	1,061	09/09/04
NECA VUSF	Gross Receipts Tax	289	09/13/04
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,398	09/09/04
NEW JERSEY SALES TAX	Sales Tax	638	09/09/04
NICHOLAS COUNTY SCHO	Utility Tax	706	09/09/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	531	09/09/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	12,829	09/14/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	8,099	09/24/04
NYS SALES TAX PROCESSING	Sales Tax	3,308	09/14/04
NYS SALES TAX PROCESSING	Gross Receipts Tax	91	09/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 4 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended September 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
NYS SALES TAX PROCESSING	Sales Tax	13,211	09/16/04
NYS SALES TAX PROCESSING	Sales Tax	3,822	09/17/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	24	09/09/04
OKLAHOMA TAX COMMISSION	Sales Tax	533	09/08/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,295	09/09/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	380	09/09/04
PA DEPARTMENT OF REVENUE	Sales Tax	158,550	09/20/04
PA DEPARTMENT OF REVENUE	Sales Tax	40,201	09/21/04
PA DEPT. OF REVENUE	Sales Tax	14,435	09/14/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	3,061	09/09/04
PERRY COUNTY SCHOOL	Utility Tax	269	09/09/04
PETERSBURG CITY O(T)	Utility Tax	19,757	09/14/04
POWELL COUNTY SCHOOL	Utility Tax	1,974	09/09/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	225	09/20/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	931	09/09/04
RUSSELL INDEPENDENT	Utility Tax	6,234	09/09/04
SCOTT COUNTY SCHOOL	Utility Tax	7,757	09/09/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	55,306	09/20/04
STATE OF NEW HAMPSHIRE	Utility Tax	88,258	09/08/04
STATE OF NEW HAMPSHIRE	Utility Tax	808	09/09/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,565	09/13/04
STATE TAX DEPARTMENT	Sales Tax	45,518	09/08/04
STATE TAX DEPARTMENT	Sales Tax	90,494	09/09/04
TENNESSEE DEPT OF REVENUE	Sales Tax	60,177	09/20/04
TOWN OF ALBION	Utility Tax	329	09/14/04
TOWN OF BLACKSBURG	Utility Tax	12,828	09/14/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,428	09/09/04
TOWN OF SOUTH BOSTON	Utility Tax	4,835	09/16/04
TREASURER—STATE OF OHIO	Sales Tax	40,528	09/27/04
TREASURER OF STATE OF OHIO	Sales Tax	6,632	09/27/04
TREASURER STATE OF OHIO	Sales Tax	16,273	09/09/04
TREASURER STATE OF OHIO	Sales Tax	8,191	09/17/04
TREASURER STATE OF OHIO	Sales Tax	81,027	09/27/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,933	09/09/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	270	09/09/04
VERMONT DEPT OF TAXES	Sales Tax	340,409	09/20/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	382	09/14/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	10,089	09/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 5 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended September 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	937	09/09/04
WASHINGTON DEPT OF REVENUE	Sales Tax	281	09/14/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,127	09/16/04
WEBSTER COUNTY BOARD OF	Utility Tax	752	09/09/04
WEST VIRGINIA STATE TAX DEPT	Sales Tax	147,808	09/20/04
WOLFE COUNTY SCHOOL	Utility Tax	264	09/09/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,861	09/09/04

Total		$5,936,337

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 1 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended September 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,048,695
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	1,096
ACC OPERATIONS, INC.	081-02-41956	02-41956	141,297
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	444,999
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	29,335
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	5,709,284
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	471,786
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,101,835
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,207,432
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	5,394,734
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,415,575
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	555,527
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	591,599
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	885,877
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,415,881
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	172,553
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	926,053
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	354,092
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	270,649
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,255,407
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	251,296
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	61,573,558
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	3,327,818
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	4,899,798
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	16,788,005
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	38,677
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	4,370,836
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,419,560
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	147,402
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,251,129

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 2 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended September 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,576,221
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,894,021
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	45,658
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	2,757,703
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	27,914
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	319,202
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,200,602
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,096
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	672,558
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	251,952
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP	081-02-41889	02-41889	127,002
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	347,928
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	4,289
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	15,418,224
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	315,371
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	3,368,832
CENTURY CAROLINA CORP	081-02-41886	02-41886	787,660
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	125,254
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,405,040
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,937,915
CENTURY CULLMAN CORP	081-02-41888	02-41888	474,867
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	352,817

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 3 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended September 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,393,019
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	30,371
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	191,302
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	181,253
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	785,464
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	559,825
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	141,944
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	940,578
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	611,121
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	109,773
CENTURY VIRGINIA CORP	081-02-41796	02-41796	684,163
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	69,634
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	—
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	49,380,449
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	100
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	11,198,731
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	352,421
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	114,079
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	660,267
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 4 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended September 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	476,299
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	380,170
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, LP	081-02-41816	02-41816	243,058
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,989,892
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	909,576
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	36,336,152
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	50
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	—
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,500,364
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,357,995
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,766,000
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	770,452
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	130,816
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,324,437
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	579,821
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	19,317
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	319,443
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	295,582
MICKELSON MEDIA, INC.	081-02-41782	02-41782	163,397
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	138,045
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	6,035,697

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 5 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended September 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	559,266
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,420,584
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	6,205,231
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	—
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	4,020,067
PAGE TIME, INC.	081-02-41839	02-41839	6,233
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	249,056
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	18,192,873
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	772,709
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	252,503
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	92,471
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	553,976
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,557,984
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	12,710,288
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	149,369
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	982,005
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	1,084,174
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,067,319
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	299,252
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,479,267
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	0
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,202,313
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	31

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 6 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended September 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	926,915
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	10,294,326
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	121,235
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	340,906
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	219,955
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	826,106
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,593,566
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	150,329
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	320,599
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,467,596

Total			$364,190,682

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 - 05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	12/15/03 - 05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—5189088 VA—5189089 TX—5189090 All other states—5189087	05/16/04 - 05/16/05
Excess Automobile Liability	AIG (Lexington)	All States—4261364	05/16/04 - 05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 - 05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHF073190	10/15/03 - 10/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-01	11/01/03 - 11/01/04
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 - 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 - 05/16/05
Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/03 - 12/19/04
New York Disability	Cigna	NYD 074487	07/01/04 - 12/31/05
Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage(2000111)	01/01/04 - 01/01/05
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/03 - 12/08/04
Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 - 12/31/04
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)
Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.) Hudson Insurance Co. Axis Reinsurance Co. Old Republic Insurance Co.	14MGU03A3639 00DA02209103 HN03031687 RBN502748 CUG27319	12/31/03 - 12/31/04
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 - 05/16/05
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 01/22/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

  Exhibit 99.1
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES